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                                                                   Exhibit 23


              INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS' CONSENT


SeraCare, Inc.
Los Angeles, California

We consent to the incorporation by reference in the Registration Statements on Form S-3 No. 333-74663, No. 333-57943 and No. 333-55576, and on Form S-8
No. 333-29673 of SeraCare, Inc. of our report dated May 18, 2001 relating to the consolidated balance sheet of SeraCare, Inc. and Subsidiaries as of February 28, 2001 and the related consolidated statements of operations, stockholders' equity and cash flows for the year then ended, which report appears in the February 28, 2001 annual report on Form 10-K of SeraCare, Inc. and Subsidiaries.


                                       /s/ BDO Seidman, LLP
                                       BDO Seidman, LLP



Los Angeles, California
May 29, 2001